PRESS RELEASE

                                            For Immediate Release
                                             March 10, 2000


         NORTH VALLEY BANCORP DECLARES CASH DIVIDEND


Redding, California -  (BUSINESS WIRE) - March 10, 2000 -
The Board of Directors of North Valley Bancorp (NASDAQ:
NOVB), parent company of North Valley Bank, declared a quarterly cash dividend of $.10 (ten cents) per share. The dividend is payable on April 10, 2000 to holders of record at the close of business on March 31, 2000.

North Valley Bank is a one-bank holding company headquartered in Redding, California. The Company's principal subsidiary, North Valley Bank, operates twelve commercial banking offices in Shasta and Trinity Counties in Northern California including two in-store super-market branches and a Business Banking Center. The Bank offers a wide range of consumer and business banking products and services. In addition to depository services, North Valley Bank engages in a full complement of lending activities, including consumer, commercial and real estate loans. In addition to its direct lending activities, the Bank processes loans through its Dealer Finance Division and has SBA Preferred Lender status.


For Further Information Please Contact:

Michael J. Cushman
President & Chief Executive Officer
or
Sharon Benson
Senior Vice President & Chief Financial Officer
880 E. Cypress Ave.
Redding, CA 96002
(530) 221-8400
FAX  (530) 221-4877